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                                                                     EXHIBIT 4.4

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


         THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") is entered into as October 2, 1997 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Domestic Subsidiaries of the Borrower (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), BANKERS TRUST COMPANY, in its capacity as documentation agent (in such capacity, the "Documentation Agent") and NATIONSBANK, N.A., in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").


                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the lenders party thereto and NationsBank, N.A., as agent entered into that certain Amended and Restated Credit Agreement dated as of March 24, 1997 which provided a $205 million credit facility to the Borrower (the "Prior Credit Agreement"). The credit facility provided pursuant to the Prior Credit Agreement replaced and refinanced the credit facilities provided to the Borrower by NationsBank, N.A., as agent and certain other lenders pursuant to a credit agreement dated as of December 7, 1995.

         WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide and the Lenders have agreed to provide a new amended and restated senior secured credit facility to replace and refinance the credit facility provided pursuant to the Prior Credit Agreement. Specifically, the Borrower and the Guarantors have requested that, among other things, the new amended and restated senior secured credit facility (i) provide up to $475 million of indebtedness to the Borrower and (ii) extend the final maturity of the credit facilities provided under the Prior Credit Agreement.

         WHEREAS, the Prior Credit Agreement has been amended and restated pursuant to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, the Documentation Agent and the Collateral Agent, in its capacity as administrative agent.

         WHEREAS, the Lenders have required that the Borrower and the Guarantors (the Guarantors together with the Borrower, individually an "Obligor", and collectively the "Obligors") secure or resecure, as applicable, their respective obligations under the Credit Agreement and the other Credit Documents in accordance with the terms of this Security Agreement.


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         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.      Definitions.

                 (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement. All terms used in this Security Agreement that are defined in the Uniform Commercial Code in effect in the State of New York (the "UCC") and which are not otherwise defined herein shall have the meanings set forth therein. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with the Borrower.

                 (b) In addition, the following terms shall have the following meanings:

                          "Copyright Licenses":  any written agreement, naming
                 any Obligor as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement.

                          "Copyrights":  (a) all copyrights in all works
                 subject to copyright protection pursuant to Title 17 of the United States Code or applicable copyright legislation in any other country, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement, (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement and (c) all actions for infringement concerning the foregoing.

                          "Excluded Equipment":  all de-inking equipment (not
                 to exceed a maximum aggregate value of $6,000,000) purchased from Milnor Corporation for use at the Detroit, Michigan facility of IPMC, Inc.

                          "Material Intellectual Property":  means all
                 Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses in which the failure by a Credit Party to maintain such Copyright, Copyright License, Patent, Patent License, Trademark and Trademark License would have a Material Adverse Effect.

                          "Patent License":  all agreements, whether written or
                 oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in
                 Schedule 6.19 to the Credit Agreement.


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                          "Patents":  (a) all letters patent of the United
                 States or any other country, and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement and (c) all actions for infringement concerning the foregoing, including the right to sue for and to recover and retain all damages and profits arising from past infringements.

                          "Trademark License":  means any agreement, written or
                 oral, providing for the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement.

                          "Trademarks":  (a) all trademarks, trade names,
                 corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement, (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 6.19 to the Credit Agreement and (c) all actions for infringement concerning the foregoing, including the right to sue for and to recover and retain all damages and profits arising from past infringements.

         2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations (as defined in Section 3 hereof), each Obligor hereby grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in (and, as applicable, acknowledges and reaffirms any prior security interest granted to the Collateral Agent, for the benefit of the Lenders), and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                 (a) All equipment, including, without limitation, all vehicles, rolling stock, machinery, tools, furniture, furnishings, office equipment and trade fixtures, but excluding any computer equipment in which ABB Credit has a first priority security interest as of the date hereof; provided, however that no security interest shall exist in the Excluded Equipment until such time as the Michigan Department of Natural Resources shall have released its security interest in the same;

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                 (b)      All accounts and receivables and all goods
         represented by or securing accounts and receivables, including, without limitation, all rents and tenant payments, if any; provided, that such security interest will be released as necessary and appropriate if, and to the extent that, a Receivables Transaction occurs;

                 (c) All inventory, including, without limitation, all raw materials, all work in process and all goods held by an Obligor for sale or lease;

                 (d) All contract rights, including, without limitation, all rights under management agreements, tax sharing agreements and lease agreements and all rights to payment of money, tax refunds and insurance proceeds, but excluding any contract (other than those contracts with respect to any Leasehold Mortgaged Property) identified on Schedule 5(e) hereto;

                 (e)      All other general intangibles;

                 (f) All instruments, documents, chattel paper, securities, policies and certificates of insurance, deposits, cash or other goods;

                 (g) All books, records, ledger cards, files, correspondence, computer software, tapes, disks and related data processing software (owned by an Obligor or in which an Obligor has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                 (h) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses;

                 (i) All other personal property of any kind or type whatsoever owned by an Obligor;

                 (j) All accessions and additions to, and substitutions and replacements of, any and all of the foregoing, whether now existing or hereafter arising; and

                 (k) All proceeds and products of the foregoing and all insurance relating to the foregoing collateral and all proceeds thereof (including, without limitation, insurance proceeds payable on account of business interruption), whether now existing or hereafter arising.

         Notwithstanding anything in this Security Agreement to the contrary, with respect to each item of Collateral constituting an agreement, license, permit or other instrument of any Obligor, such item shall be subject to the security interest created hereby only to the extent that the granting of such security interest does not, under the terms of such agreement, license, permit or other instrument, or as provided by law, cause any default under or termination of such agreement, license, permit or other instrument or the loss of any material right of such Obligor


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thereunder; provided, however, that in no event shall the foregoing be construed to exclude from the security interest created by this Security Agreement, proceeds or products of any such agreement, license, permit or other instrument of such Obligor or any accounts receivable or the right to payments due or become due such Obligor under any such agreement or other instrument.

         The Obligors and the Collateral Agent, on behalf of the Lenders, hereby acknowledge and agree that (i) the Collateral shall exclude the Newton Property until such time as any Obligor shall obtain a fee interest in the Newton Property and (ii) the security interest created hereby in the Collateral is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

         3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Secured Obligations"):

                 (a) In the case of the Borrower, the prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Security Agreement and the other Credit Documents to which the Borrower is a party;

                 (b) In the case of the Guarantors, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under the Credit Agreement, this Security Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 4 of the Credit Agreement; and

                 (c) Subject to Section 25 hereof, all other indebtedness, liabilities and obligations of any kind or nature owing from any Obligor to any Lender or the Collateral Agent in connection with (i) this Security Agreement or any other Credit Document, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals and/or substitutions of any of the foregoing, (ii) collecting and enforcing the Credit Party Obligations and (iii) liabilities arising under Hedging Agreements entered into pursuant to the Credit Agreement.

         4.      Provisions Relating to Accounts Receivable.

                 (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the accounts receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such account receivable. Neither the Collateral Agent nor any Lender shall have any obligation or liability under any account receivable (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Lender of any payment relating to

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         such account receivable pursuant hereto, nor shall the Collateral
         Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any account receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any account receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times; provided, however, that the Collateral Agent agrees to execute all documents reasonably necessary to enable the Obligors to collect upon any accounts receivable.

                 (b) Once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, but not the obligation, to make test verifications of the accounts receivable in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's request, the Obligors shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish (once each calendar year at the expense of the Obligors and at all other times at the expense of the Lenders) to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts receivable. After the occurrence and during the continuance of an Event of Default, the Collateral Agent in its own name or in the name of others may communicate with account debtors on the accounts receivable to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any accounts receivable.

         5. Representations and Warranties. Each Obligor hereby represents and warrants to the Collateral Agent, for the benefit of the Lenders:

                 (a) Chief Executive Office; Books & Records. As of the Closing Date, each Obligor's chief executive office and chief place of business is (and for the prior four months have been) located at the locations set forth on Schedule 6.22(c) to the Credit Agreement, and each Obligor keeps its books and records at such locations.

                 (b) Location of Collateral. As of the Closing Date, the location of all tangible property included in the Collateral owned by each Obligor is as shown on Schedule 6.22(b) to the Credit Agreement; provided, however that the Obligors, in the aggregate, may have up to $10,000,000 (determined on the basis of Obligors' costs) of inventory held by customers pursuant to consignment arrangements or held in third party warehouses.

                 (c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same (excluding any Collateral which is non-assignable by its terms). As of the Closing Date, each Obligor's legal name is as shown in this Security Agreement and no Obligor has in the past four


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
         months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in
         Schedule 5(c) attached hereto.

                 (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Lenders, in the Collateral (excluding any Collateral which is non-assignable by its terms) of such Obligor and, when properly perfected by filing, recordation or registration, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC or other applicable personal property security legislation, free and clear of all Liens except for Permitted Liens.

                 (e)      Contracts; Agreements.  Except as provided in
         Schedule 5(e) attached hereto, as of the Closing Date, the Obligors have no material contracts or agreements which are non-assignable by their terms or which prevent the granting of a security interest therein.

                 (f) Receivables. (i) Each receivable of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) in the case of each receivable which is an account receivable, each receivable arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, (iii) no receivable (excluding inter-company receivables) of an Obligor is evidenced by any instrument or chattel paper valued in excess of $100,000, unless such instrument or chattel paper has been theretofore endorsed over and delivered to the Collateral Agent except as otherwise provided in Section 6(c) below and (iv) no surety bond was required or given in connection with any receivables of an Obligor or the contracts or purchase orders out of which they arose.

                 (g) Inventory. As of the Closing Date, except as permitted under Section 5(b) hereof, no inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

                 (h)      Copyrights, Patents and Trademarks.

                          (i) Schedule 6.19 to the Credit Agreement includes all Material Intellectual Property which is the subject of a registration or application and all material Trademark Licenses, Copyright Licenses and Patent Licenses owned by the Obligors in their own names as of the date hereof.

                          (ii) Except as set forth in Schedule 6.19 to the Credit Agreement, to the best of each Obligor's knowledge, each Copyright, Copyright License, Patent, Patent License, Trademark and Trademark License of such Obligor included in the Material Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned.


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                          (iii)    Except as set forth in Schedule 6.19 to the
                 Credit Agreement, none of the Copyrights, Patents or Trademarks included in the Material Intellectual Property owned by the Obligor is the subject of any licensing or franchise agreement.

                          (iv) No holding, decision or judgment has been rendered by any Governmental Authority which would be reasonably likely to limit, cancel or question the validity of any Material Intellectual Property.

                          (v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Material Intellectual Property, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

                          (vi) All applications pertaining to the Material Intellectual Property of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Material Intellectual Property have been duly and properly filed and issued.

                          (vii)   Except as permitted under the Credit
                 Agreement, no Obligor has made any assignment or agreement in conflict with the security interest in the Material Intellectual Property of each Obligor hereunder.

         6. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding (other than any obligations with respect to the indemnities set forth in the Credit Documents which shall survive the termination of the Credit Documents) and until all of the Commitments shall have been terminated, such Obligor shall:

                 (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens and Liens arising pursuant to consignment arrangements permitted under Sections 5(b) and 5(g) hereto, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

                 (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair in all material respects and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance, except as permitted under the Credit Agreement.

                 (c) Instruments/Chattel Paper. Deliver to the Collateral Agent all instruments and chattel paper valued in excess of $100,000 which represents or relates to the Collateral other than (i) instruments evidencing debt obligations from one Credit Party to another Credit Party and (ii) instruments evidencing debt obligations from employees of a


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
         Credit Party to a Credit Party if such debt was incurred as a result of tax obligations attributed from the owning of stock options.

                 (d) Change in Location/Change of Name. Not, without providing 30 days prior written notice to the Collateral Agent and without filing such further financing statements or amendments to any previously filed financing statements as the Collateral Agent may require; provided that the Collateral Agent shall promptly provide information to the Obligors regarding financing statements and amendments to be required after receipt of such notice, (i) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on
         Schedule 6.22(c) to the Credit Agreement, (ii) change the location of its Collateral from the locations set forth for such Obligor on
         Schedule 6.22(b) of the Credit Agreement, except as otherwise permitted by Section 5(b) hereof or as set forth in the Credit Agreement, or (iii) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 5(c) attached hereto.

                 (e) Inspection. Upon reasonable notice, and during reasonable hours, at all times allow the Collateral Agent or its representatives to visit and inspect the Collateral as set forth in
         Section 7.12 of the Credit Agreement.

                 (f) Inventory. Not change the location of the Collateral from that set forth on Schedule 6.22(b) of the Credit Agreement (unless proper notice is given as required by Section 6(d) above) or subject any inventory to consignment arrangements; provided that inventory, up to an aggregate amount of $10,000,000, may be held by customers pursuant to consignment arrangements or held in third party warehouses.

                 (g) Contracts; Agreements. Not enter into any material contracts or agreements which are non-assignable to the Collateral Agent or the Lenders by their terms or which prevent the granting of a security interest to the Collateral Agent or the Lenders.

                 (h) Perfection of Security Interest. Execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder, including, but not limited to, (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights that would constitute Material Intellectual Property, a Notice of Grant of Security Interest in such Copyrights for filing with the United States Copyright Office a form satisfactory to the Collateral Agent (C) with regard to Patents that would constitute Material Intellectual Property, a Notice of Grant of Security Interest in such Patents for filing with the United States Patent and Trademark Office in a form


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
         satisfactory to the Collateral Agent, and (D) with regard to Trademarks that would constitute Material Intellectual Property, a Notice of Grant of Security Interest in such Trademarks for filing with the United States Patent and Trademark Office in a form satisfactory to the Collateral Agent (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. To that end, each Obligor agrees that the Collateral Agent may file one or more financing statements disclosing the Collateral Agent's security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon; provided that the Collateral Agent will provide a notice to the appropriate Obligor of any of the foregoing within 10 days of the execution, delivery and filing, if any, thereof and will promptly thereafter provide copies of any of the foregoing executed and delivered by the Collateral Agent, including, if received by the Collateral Agent, acknowledgment copies of any financing statements as filed. Furthermore, each Obligor hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent's reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder. The power of attorney granted hereunder is coupled with an interest and is and shall remain irrevocable so long as the Credit Agreement is in effect (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents which shall survive the termination of the Credit Documents) or any amounts payable thereunder, under any other Credit Document or Hedging Agreement, or under any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Obligor wherever the Collateral Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and the Collateral Agent so requests, such Obligor agrees to notify such agents in writing of the Collateral Agent's security interest therein and, upon occurrence and continuance of an Event of Default, upon the Collateral Agent's request, instruct them to hold all such Collateral for the Lenders' account and subject to the Collateral Agent's instructions.


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
Each Obligor agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

         (i) Treatment of Receivables. Not grant or extend the time for payment of any receivable, or compromise or settle any receivable for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business (including the acceptance of certain notes by the Borrower in its sales of polystyrene sheets and films).

         (j)     Covenants Relating to Copyrights.

                          (i) Except as otherwise permitted by the Credit Agreement, employ any Copyright that would constitute Material Intellectual Property with such notice of copyright as may be required by law to secure copyright protection.

                          (ii) Except as otherwise permitted by the Credit Agreement, not do any act or knowingly omit to do any act whereby any Copyright that would constitute Material Intellectual Property may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any such Copyright may become injected into the public domain; (B) notify the Collateral Agent immediately if it knows, or has reason to know, that any such Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country), other than a non-final determination of any such court, regarding an Obligor's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances to maintain and pursue each application (and to use its reasonable efforts to obtain the relevant registration) and to maintain each registration of each such Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Collateral Agent of any material infringement of any such Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                          (iii) Except as otherwise permitted by the Credit Agreement, not make any assignment or agreement in conflict with the security interest in any Copyright that would constitute Material Intellectual Property of each Obligor hereunder.

         (k)     Covenants Relating to Patents and Trademarks.

                          (i) (A) Except as otherwise permitted by the Credit Agreement, continue to use each Trademark that would constitute Material Intellectual Property in such a manner as to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) use its best efforts to control the quality of products and services offered under such Trademark by licensees of the Trademark, (C) employ such Trademark with the appropriate notice of registration or notice of trademark, as applicable, sufficient to protect such Trademark, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) except as otherwise permitted by the Credit Agreement, not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

                          (ii) Except as otherwise permitted by the Credit Agreement, not do any act, or knowingly omit to do any act, whereby any Patent that would constitute Material Intellectual Property may become abandoned or dedicated.

                          (iii) Notify the Collateral Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark that would constitute Material Intellectual Property may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country), other than non-final determinations of any such office or court, regarding an Obligor's ownership of any such Patent or Trademark or its right to register the same or to keep and maintain the same.

                          (iv) Take all reasonable and necessary steps, as it shall deem appropriate under the circumstances, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and use its best efforts to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks that would constitute Material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                          (v) Promptly notify the Collateral Agent and the Lenders after it learns that any Patent or Trademark that would constitute Material Intellectual Property included in the Collateral is infringed, misappropriated or diluted by a third party, and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including, where appropriate, the bringing of suit for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

                          (vi) Except as otherwise permitted by the Credit Agreement, not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks that would constitute Material Intellectual Property of each Obligor hereunder.

                 (l) New Patents, Copyrights and Trademarks. Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark that would constitute Material Intellectual Property with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, an Obligor shall report such filing to the Collateral Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, an Obligor shall promptly provide the Collateral Agent with (i) a listing of all such applications (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and
         (ii) (A) with respect to new registrations of Copyrights that would constitute Material Intellectual Property, a duly executed amendment or modification to the Notice of Security Interest in such Copyrights,
         (B) with respect to new Patents that would constitute Material Intellectual Property, a duly executed amendment or modification to the Notice of Security Interest in such Patents, (C) with respect to new applications or registrations of Trademarks that would constitute Material Intellectual Property, a duly executed amendment or modification to the Notice of Security Interest in such Trademarks or
         (D) such other duly executed documents as the Collateral Agent may request in a form acceptable to counsel for the Collateral Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark that would constitute Material Intellectual Property which is the subject of such new application or registration to the Collateral Agent as provided in Section 2 hereof, and subject to all the terms hereof; provided, however, that unless an Event of Default shall have occurred and be continuing, no special documents need be provided with respect to recording a security interest or assignment in Copyrights, Patents or Trademarks filed or registered in jurisdictions outside the United States.

                 (m) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All insurance proceeds received in connection with the Collateral shall be subject to the security interest of the Collateral Agent hereunder.

         7. Advances by Lenders. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate provided in Section 3.1(b) of the Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Collateral Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Hedging Agreement. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP in effect from time to time.

         8.      Events of Default.

         The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

         9.      Remedies.

                 (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in the Hedging Agreements or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC to the extent permitted by law and further, the Collateral Agent may, with or without judicial process or the aid and assistance of others,
         (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Collateral Agent at the expense of the Obligors any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Collateral Agent and the

         Lenders with respect to the Secured Obligations, the Obligors shall pay the Collateral Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Collateral Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Collateral Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the Lenders may further postpone such sale by announcement made at such time and place.

                 (b) Remedies relating to Receivables. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly upon written request of the Collateral Agent instruct all account debtors to remit all payments in respect of the receivables to a mailing location selected by the Collateral Agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designee may notify any Obligor's customers and account debtors that the receivables of such Obligor have been assigned to the Collateral Agent or of the Collateral Agent's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on receivables, and, in the Collateral Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the receivables. Each Obligor acknowledges and agrees that the proceeds of its receivables remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent's own convenience and that such Obligor shall not have any right, title or interest in such accounts or in any such other amounts except as expressly provided herein. The Collateral Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Collateral Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Collateral Agent or the Lenders (each, an "Indemnified Party") as a result of actions taken by the Collateral Agent in accordance with the foregoing except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person. The foregoing indemnity shall survive the repayment of the Secured Obligations and the termination of the Commitments.

                 (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

                 (d) Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document or any Hedging Agreement or as provided by law, or any delay by the Collateral Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, the Lenders, nor any party acting as attorney for the Collateral Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Collateral Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Lenders may have.

                 (e) Retention of Collateral. The Collateral Agent may, after complying with Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Collateral Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

                 (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in
         Section 3.1(b) of the Credit Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         10.     Rights of the Collateral Agent.

                 (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Collateral Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                          (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as the Collateral Agent may reasonably determine;

                          (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                          (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

                          (iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

                          (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

                          (vi) adjust and settle claims under any insurance policy relating thereto;

                          (vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                          (viii) institute any foreclosure proceedings that the
                 Collateral Agent may deem appropriate; and

                          (ix) do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, and (ii) until all of the Commitments shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

                 (b) Assignment by the Collateral Agent. The Collateral Agent may in accordance with the terms of the Credit Agreement be replaced and the successor Collateral Agent shall be entitled to all of the rights and remedies of the Collateral Agent under this Security Agreement in relation thereto.

                 (c) The Collateral Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

         11. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.3 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         12. Costs of Counsel. At all times hereafter, the Obligors agree to promptly pay upon demand any and all reasonable documented costs and expenses of the Collateral Agent or the Lenders, (i) as required under Section
11.5 of the Credit Agreement and (ii) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement with respect to any Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

         13.     Continuing Agreement.

                 (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as the Secured Obligations are outstanding, any amounts payable thereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities set forth in the Credit Documents which shall survive the termination of the Credit Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and, the Collateral Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

                 (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         14. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

         15. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Lenders hereunder, to the benefit of the Collateral Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Collateral Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent, or such Lender, or its officers, employees or agents.

         16. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

         17. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         19.     Governing Law; Submission to Jurisdiction; Venue.

                 (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Security Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
         Section 11.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

                 (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         20. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         21. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         22. Entirety. This Security Agreement, the other Credit Documents and the Hedging Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents and the Hedging Agreements or the transactions contemplated herein and therein.

         23. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Hedging Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

         24. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then to the extent the Collateral Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and continuance of any Event of Default to the extent the applicable security agreement, guarantee or endorsement or other applicable document so provides, and the Collateral Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other Credit Document or under any Hedging Agreement.

         25.     Joint and Several Obligations of Obligors.

                 (a) Subject to clause (c), each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

                 (b) Subject to clause (c), each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

                 (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents,

                          (i) to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code), and

                          (ii) the obligations of Holdings hereunder and under the Credit Documents, in the aggregate, shall be limited to an amount equal to $146,298,000, unless at least ninety percent (90%) of the Holdings Debentures have been repurchased, in which case no such limitation shall apply.

         26. Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, must be exercised by the Collateral Agent if directed by the Required Lenders.

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                         IPC, INC.
--------                          Delaware corporation

                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------





                             [signatures continue]

GUARANTORS:               IVEX PACKAGING CORPORATION,
----------                a Delaware corporation


                          By:
                             ----------------------------------------
                          Name:
                               --------------------------------------
                          Title:
                                -------------------------------------

                          IVEX PAPER MILL CORPORATION,
                          a Delaware corporation

                          IPMC HOLDING CORPORATION,
                          a Delaware corporation

                          IPMC, INC.,
                          a Delaware corporation

                          VALLEY EXPRESS LINES, INC.,
                          a Delaware corporation

                          KAMA OF ILLINOIS CORPORATION,
                          a Delaware corporation

                          PACKAGING PRODUCTS, INC.,
                          a Delaware corporation

                          CFI INDUSTRIES, INC.,
                          a Delaware corporation

                          PLASTOFILM INDUSTRIES, INC.,
                          a Delaware corporation

                          CFI RECYCLING, INC.,
                          a Delaware corporation

                          TRIO PRODUCTS, INC.,
                          a Delaware corporation

                          By:
                             ----------------------------------------
                          Name:
                               --------------------------------------
                          Title:                            of each of
                                ----------------------------
                                   the above named Guarantors

           Accepted and agreed to as of the date first above written.


                                  NATIONSBANK, N.A., as Collateral Agent

                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------